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                            WERNER PALMQUIST INVESTMENTS
                                  INDUSTRIAL LEASE


1. Parties: This lease, dated for reference purposes only, 2/21/96 is made by and between Werner Palmquist Investments (herein called Lessor") and FOUR CORNERS TECHNOLOGY AND/OR BOB HUGHES AND/OR JOEL BLICKENSTAFF (herein called "Lessee").

2. Premises: The property situated in the County of Maricopa, state of Arizona, commonly known as 7802 E. GRAY ROAD SUITE 300, 400, AND 500 , SCOTTSDALE, AZ 85260. Said real property including the land and all improvements thereon, is herein called "the Premises".

3. Term: The term of this lease shall be 36 MONTHS commencing on 3/1/96 and ending on 2/28/99 unless sooner terminated pursuant to any provision hereof.

4. Rent: Lessee shall pay to Lessor as rent for the Premises equal monthly payments of $4533.12 plus applicable rental taxes in advance on the 1st day of each month of the term hereof. CURRENT SALES TAX IS 4.15% BUT COULD CHANGE AT ANY TIME.


5. Security Deposit: Lessee shall deposit with Lessor upon execution hereof $4533.12 LESS CURRENT SECURITY DEPOSIT RECEIVED OF 3312.64 = 1220.48 as security for Lessee's faithful performance of Lessee's obligations thereunder.

6.  Use


         6.1  Use: The premises shall be used and occupied only for   such
purposes as allowed by zoning IE: ELECTRONIC DISTRIBUTION and for no other purpose.


         6.2 Compliance with law: Lessee shall comply promptly with all applicable statutes, ordinances, rules, regulations, orders, restrictions of record, and requirements in effect during the term of the lease.


        6.3 Condition of Premises. Lessee hereby accepts the Premises in the condition existing as of the date of the execution hereof, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises.


7.  Maintenance Repairs and Alterations

         7.1  Lessor's Obligations.   Lessor shall keep in good order,
condition and repair the foundation, and exterior, excluding the interior surface of exterior walls, windows, and doors. Lessor shall have an obligation to make repairs within a reasonable time after receipt of written notice of the need for such repairs.

         7.2  Lessee's Obligations

            (a) Lessee shall keep in good order, condition and repair the interior of the Premises and every part thereof. Lessee shall keep all exterior areas in a neat and orderly condition and shall not allow trash cartons, crates and so forth to accumulate or be left laying in parking lots or anywhere else on the property.

            (b) Lessee shall surrender the Premises to Lessor in the same condition received, broom clean, ordinary wear and tear excepted. Lessee shall repair any damage to the Premises occasioned by the removal of its trade fixtures, furnishings and equipment.

         7.3 Alterations and Additions: Lessee shall not, without Lessor's prior written consent, make any alterations, improvements, or additions, except for non structural alterations not

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exceeding $250.00 in cost.  Lessor may require that Lessee remove any or all of said alterations, improvements or additions, at the expiration of the term, and restore the Premises to the prior condition.

8.  Insurance:

         8.1 Liability Insurance. Lessee shall obtain and keep in force during the term of this Lease a policy of Combined Single Limit Bodily injury and Property Damage insurance insuring the Lessor and Lessee against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. The policy shall contain cross liability endorsements and shall insure performance by Lessee of the indemnity provisions.

            8.2 Property Insurance: Lessor shall obtain and keep in force during the term of this Lease a policy or policies of Insurance covering loss or damage to the Premises, but not Lessee's fixtures, equipment or tenant improvements.

         8.4 Waiver of Subrogation. Lessee and Lessor each hereby waives any and all rights of recovery against the other, or against the officers, employees, agents, and representatives of the other, for loss of or damage to such waiving party or its property or the property of others under its control, where such loss or damage is insured against under any insurance policy in force at the time of such loss or damage.

         8.5 Indemnity. Lessee shall indemnify and hold harmless Lessor from and against any and all claims arising from Lessee's business, activities, or work.

         8.6 Exemption of Lessor from Liability. Lessee hereby agrees that Lessor shall not be liable for injury to Lessee's business or any loss of income therefrom or from damage to the goods, wares, merchandise or the property of Lessee. Lessee's employees invitees, customers, or any other person in or about the Premises, nor shall Lessor be liable for injury to the person of Lessee, Lessee's employees, agents or contractors, whether such damage or injury is caused or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the said damage or injury results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Lessee. Lessor shall not be liable for any damages arising from any act or neglect of any other tenant, if any, of the building in which the Premises are located.

9.  Damage or Destruction.

         9.1 Partial Damage Insured. If the Premises are damaged and such damage was caused by casualty covered under an insurance policy, Lessor shall at Lessor's expense repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect but Lessor shall not repair or replace any fixtures, equipment or tenant improvements.

         9.2 Partial Damage Uninsured. If at any time during the term hereof the Premises are damaged, except by negligent or willful act of Lessee (In which event Lessee shall make the repairs, at its expense) and such damage was caused by casualty not covered under an insurance policy. Lessor may at Lessor's option either (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect or (ii) give written notice to Lessee within thirty (30) days after the date of the occurrence of such damage of Lessor's intention to cancel and terminate this Lease.

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          9.3 Total Destruction.  If at any time during the term hereof the
Premises are totally destroyed from any cause whether or not covered by the insurance (including any total destruction required by any authorized public authority) this Lease shall automatically terminate as of the date of such total destruction.

        9.5 Abatement of Rent: Lessee's Remedies. If the Premises are partially destroyed or damaged and Lessor or Lessee repairs or restores them pursuant to the provisions of this paragraph 9. the rent payable thereunder for the period during which such damage, repair or restoration continues shall be abated in proportion to the degree to which Lessee's use of the premises is impaired. Except for abatement of rent, if any, Lessee shall have no claim against Lessor for any damage suffered by reason of any such damage, destruction, repair or restoration.

10. Personal Property Taxes: Lessee shall pay all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Lessee contained in the Premises or elsewhere.

11. Utilities. Lessee shall pay for all electric power, and telephone, supplied to the Premises, together with any taxes thereon.

12. Assignment and Subletting: Lessee shall not voluntarily or by operation of law, assign, transfer, sublet or otherwise transfer or encumber all or any part of Lessee's interest in this Lease or in the Premises, without Lessor's prior written consent. Any attempted assignment, transfer, or subletting without such consent shall be void, and shall constitute a breach of this Lease.

13. Defaults. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Lessee.

      (a)  The vacating or abandonment of the Premises by Lessee.

      (b) The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee thereunder, as and when due, where such failure shall continue for period of Three (3) days after written notice thereof from Lessor to Lessee.

      (c) The failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease.

      (d) (i) The making by Lessee of any general arrangement for the benefit of creditors; (ii) the filing by or against Lessee of a petition to have Lessee adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substanstantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease where possession is not restored to Lessee within thirty (30) days on or after attachment, execution or the other judicial seizure of substantially all of Lessee's assets located interest in this lease where such seizure is not discharged within thirty (30) days.

            13.2 Remedies. In the event of any such material default or breach by Lessee, Lessor may at any time thereafter with or without notice or demand and without limiting Lessor in the exercise of any right or remedy which the Lessor may have by reason of such default or breach:

      (a) Terminate Lessee's right to possession of the Premises by any lawful means in which case this Lease shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee's default including, but not limited to the cost of

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recovering possession of the Premises, expenses or reletting, including necessary renovation and alteration of the Premises, reasonable attorney's fees and any real estate commission actually paid.

      (b) Maintain Lessee's right to possession in which such case this Lease shall continue in effect whether or not Lessee shall have abandoned the Premises in such event the Lessor shall be entitled to enforce all of Lessor's rights and remedies under this Lease, including the right to recover the rent as if becomes due thereunder.

      (c) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the State of Arizona.

            13.4 Late Charges. If any installment of rent or any other sum due from Lessee shall not be received by Lessor within ten (10) days after such amount shall be due, Lessee shall pay to Lessor late charge equal to 5 % per month of such overdue amount.

15. Broker's Fee. The brokers fee, if any, shall be by separate agreement between Lessor and broker.

16.  General Provisions.

         16.1  Estoppel Certificates.

     (a) Lessee shall if requested execute acknowledge and deliver to Lessor statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Lessee's knowledge, any uncured defaults on the part of the Lessor thereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrance of the Premises.

         16.2 Lessor's Liability. the term "Lessor" as used herein shall mean only the owner or owners at the time in question of the fee title or a Lessee's interest in a ground lease of the Premises, in the event of any transfer of such title or interest. Lessor herein named (and in case of any subsequent transfers the then guarantor) shall be relieved from and after the date of such transfer of all liability as respects Lessor's obligations thereafter to be performed, provided that any funds in the hands of Lessor or the then guarantor at the time of such transfer, in which Lessee has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Lessor shall, subject as aforesaid, be binding on Lessor's successors and assigns, only during their respective period of ownership.

         16.3 Sever ability. The invalidity of any provision of this lease as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

         16.4 Interest on Past-due Obligations. Except as expressly herein provided, any amount due to Lessor not paid when due shall bear interest at 18 % per annum from the date due.

         16.5  Time of Essence.  Time is of the
essence.

         16.7 Incorporation of Prior Agreements: Amendments. This lease contains all agreements of the parties with respect to any matter mentioned herein.

         16.11 Holding Over. If Lessee remains in possession of the Premises or any part thereof after the expiration of the term hereof without the express written consent of Lessor, such occupancy shall be tenancy form month to month at a rental in the amount of the last monthly rental plus all other charges payable thereunder and upon all terms hereof applicable to a month-to- month tenancy.

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         16.14  Binding Effect: This Lease shall bind the parties, their personal representatives, successors and assignees. This lease shall be governed by the laws of the State of Arizona.

         16.15  Subordination.

            (a) This lease, at Lessor's option, shall be subordinate to any mortgage or deed of trust or any other hypothecation for security now or hereafter placed upon the property.

            (b) Lessee agrees to execute any documents required to effectuate such subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be within ten (10) days after written demand.

         16.16 Attorney's Fees. If either party herein brings an action to enforce the terms hereof or declare rights thereunder, the prevailing party in any such action, on trial or appeal, shall be entitled to his reasonable attorney's fees to be paid by the losing party as fixed by the court.

         16.17 Lessor's Access. Lessor and Lessor's agents shall have the right to enter the Premises at reasonable times for the purpose of inspecting the same, showing the same in prospective purchasers, lenders, or Lessees, and making such alterations, repairs, improvements or additions to the Premises or to the building of which they are a part as Lessor may deem necessary or desirable.

         16.18 Signs and Auctions. Lessee shall not place any sign upon the Premises or conduct any auction thereon without Lessor's prior written consent.

         16.20 Corporate Authority. If Lessee is a corporation, each individual executing this lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duty adopted resolution of the Board of Directors of said corporation or in accordance with the bylaws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms.

         16.23 Multiple Tenant Building. Lessee agrees to abide by, keep and observe all reasonable rules and regulations which Lessor may make from time to time for the management, safety, care and cleanliness of the building and grounds, the parking of vehicles and the preservation of good order herein as well as for the convenience of other occupants and tenants of the building. The violations of any such rules and regulations, shall be deemed a material breach of this lease.

         16.24 Parking. Uncovered parking spaces will be available on a first come basis. Unless otherwise specified by lessor. Covered parking spaces are to be assigned to the Lessee by the Lessor and Lessee will pay to Lessor at a separate monthly rental rate the sum of $15.00 per month, payable at the same time and in the same manner as the rent for the premises. Lessee agrees that Lessee shall be solely responsible for the policing of the covered parking areas to insure that unauthorized persons are not using the parking spaces allocated to Lessee.


         16.25  Storage   No exterior storage is allowed, including vehicles
belonging to Lessee.

         16.27 Additional Provisions: THERE IS A 5% PER YEAR INCREASE IN LEASE RATE EFFECTIVE AFTER THE FIRST 12 MONTHS OF THE LEASE AND FOR EACH 12 MONTH PERIOD THEREAFTER. THE UNDERSIGNED GUARANTEES PERFORMANCE OF ABOVE LEASE AND PAYMENT OF ALL SUMS DUE THEREAFTER IN THE EVENT OF DEFAULT, HEREBY WAIVING NOTICE OF ANY MODIFICATION, AMENDMENT OR EXTENSION. LESSEE AGREES NOT TO CHANGE OR MODIFY LOCKS WITHOUT GIVING A NEW KEY IMMEDIATELY TO LESSOR.

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LESSEE AGREES TO NOTIFY LESSOR 30 DAYS PRIOR TO VACATING PREMISES FOR
WHATEVER REASON.



         The parties hereto have executed this Lease on the dates specified immediately adjacent to their respective signatures.

            LESSOR                                                LESSEE
WERNER PALMQUIST INVESTMENTS


/s/ B. Warner                                         /s/ Robert Hughes
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